UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

ALBANY INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

1373 Broadway, Albany, New York		12204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (518) 445-2200

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders held May 27, 2010, there were two items subject to a vote of security holders. The first item was for the election of eight members of the Board of Directors of the Company, and the second item was the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor.

In the vote for the election of eight members of the Board of Directors of the Company, the number of votes cast for, the number of votes withheld from, and broker non-votes as to each of the nominees were as follows:

	Number of Votes For		Number of Votes Withheld		Broker Non-Votes
Nominee	Class A	Class B	Class A	Class B	Class A	Class B
Joseph G. Morone	20,819,254	32,349,440	2,756,772	0	1,003,063	0
Christine L. Standish	13,136,614	32,349,440	10,440,336	0	1,003,063	0
Erland E. Kailbourne	21,465,131	32,349,440	2,109,245	0	1,003,063	0
John C. Standish	13,106,214	32,349,440	10,467,721	0	1,003,063	0
Juhani Pakkala	23,084,116	32,349,440	480,012	0	1,003,063	0
Paula H. J. Cholmondeley	20,427,036	32,349,440	3,147,640	0	1,003,063	0
John F. Cassidy, Jr.	21,246,818	32,349,440	2,328,696	0	1,003,063	0
Edgar G. Hotard	21,123,524	32,349,440	2,440,904	0	1,003,063	0

In the vote for the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor, the number of votes cast for, the number of votes cast against, the number cast as abstentions, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
54,647,465	2,269,562	16,193	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP. By: /s/ Michael K. Burke Name: Michael K. Burke Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: June 2, 2010